[GRAPHIC OMITTED]
  Ventas, Inc. 4360 Brownsboro Road Suite 115 Louisville, Kentucky 40207-1642
                        (502) 357.9000 (502) 357.9001 Fax

                                        Contacts:  Debra A. Cafaro
                                                   Chairman, President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000


     VENTAS AGREES TO SELL ALL FLORIDA AND TEXAS SKILLED NURSING FACILITIES
                              TO KINDRED HEALTHCARE
                             ----------------------
                   Companies Also Agree to Amend Master Leases

LOUISVILLE, Ky (May 14, 2003) --Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that it has reached an agreement to sell all of its skilled nursing facilities in Florida and Texas to its primary tenant, Kindred Healthcare, Inc. (Nasdaq:KIND), which currently leases those 16 facilities from Ventas.

     Florida and Texas are two states where professional liability expenses for skilled nursing providers have escalated significantly during the last few years. Kindred has stated that it intends to divest operations of its skilled nursing facilities in those states expeditiously after closing.

     The purchase price for the 15 properties in Florida and one in Texas is $59.7 million. In addition, Kindred will pay Ventas a $4.1 million lease termination fee. The cash rent for these 16 facilities, which contain 2,370 beds, is currently $9.0 million per year (May 1, 2003-April 30, 2004).

     Under a separate agreement, Ventas and Kindred also agreed to amend the Master Leases between the two companies to increase rent on certain facilities under the Master Leases by $8.6 million per year on an annualized basis (May 1, 2003-April 30, 2004), for approximately seven years. This amount will escalate 3.5% annually in accordance with the Master Leases. In addition, the Master Leases will be amended to: (1) provide that all annual escalators under the Master Leases will be in cash at all times and (2) expand certain cooperation and information sharing provisions of the Master Leases.

     "These agreements reflect a win-win outcome for Ventas and Kindred. We have worked cooperatively with Kindred's management to help Kindred exit the Florida skilled nursing home market in a manner that benefits both companies and is consistent with our Master Leases," Ventas Chairman, CEO and President Debra A. Cafaro said. "We look forward to building on this joint success in other areas of importance to the companies."

     The combined transactions are expected to be accretive to Ventas's Funds From Operations (FFO) in 2003. As a result of the sale, Ventas will record a book loss of approximately $5.5 million in its 2003 earnings. The loss will be excluded from FFO, in accordance with the NAREIT definition of FFO.


                                    - MORE -

Ventas Agrees to Sell Florida and Texas Skilled Nursing Facilities
Page 2
May 14, 2003
--------------------------------------------------------------------------------


     The transactions are expected to close late in the second quarter, subject to approval by Kindred's senior lenders and other closing conditions. There can be no assurance that the announced transactions will close or, if so, when they will close.

     "Both companies should benefit from these agreements," Cafaro said. "By eliminating its Florida and Texas losses, Kindred's earnings and credit profile should improve significantly. Ventas will benefit by receiving immediate proceeds to fund our strategic diversification plan and/or strengthen our balance sheet and by divesting all of our Florida and Texas skilled nursing facilities," Cafaro said.

     Ventas also owns six long term acute care (LTAC) hospitals in Texas and six LTAC hospitals in Florida, all of which will continue to be operated by Kindred.

EXPECTED RENT COVERAGES

     In its first quarter earnings report issued on May 14, 2003, Kindred announced higher than expected professional liability expenses related to certain of its skilled nursing centers. Ventas said that Kindred's EBITDAR:rent coverage on its Kindred portfolio is expected to be between 1.5 and 1.6 times on a run rate basis after Kindred divests operations of the Florida and Texas skilled nursing facilities, and after taking into account Kindred's increased professional liability expenses in 2003 and the Medicare cuts for nursing homes that went into effect last October. There are many assumptions underlying this expected coverage, many of which are outside the control of both Kindred and Ventas management. Accordingly, actual coverages may vary from these projections.

2003 AND 2004 FFO GUIDANCE

     If the announced transactions close in the second quarter of 2003, Ventas said it expects its 2003 normalized FFO to increase to between $1.48 and $1.50 per diluted share, up from the previous guidance of $1.43-$1.45 per diluted share.

     The Company also said it expects 2004 normalized FFO to be between $1.55 and $1.57 per diluted share.

     The Company's FFO guidance (and related GAAP earnings projections) for 2003 and 2004 exclude gains and losses on the sale of real estate assets, the non-cash effect of swap ineffectiveness under SFAS 133 and the impact of acquisitions, additional divestitures and other capital transactions. Reconciliation of the FFO guidance to the Company's projected GAAP earnings is provided on a schedule at the conclusion of this press release. The Company may from time to time update its publicly announced FFO guidance, but it is not obligated to do so.

     The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's results may change. There can be no assurance that the Company will achieve these results.


                                    - MORE -

Ventas Agrees to Sell Florida and Texas Skilled Nursing Facilities
Page 3
May 14, 2003
--------------------------------------------------------------------------------


CONFERENCE CALL

     The Company will hold a conference call to discuss this release tomorrow, May 15, 2003, at 4:30 p.m. Eastern Time (3:30 p.m. Central Time). The conference call is being web cast by CCBN and can be accessed at the Ventas website at www.ventasreit.com or www.companyboardroom.com. An online replay of the web cast will be available at approximately 8:00 p.m. Eastern Time and will be archived for thirty (30) days.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred ("Kindred Common Stock"), (n) final determination of the Company's taxable net income for the years ending December 31, 2002 and December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for


                                    - MORE -

Ventas Agrees to Sell Florida and Texas Skilled Nursing Facilities
Page 4
May 14, 2003
--------------------------------------------------------------------------------


professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (q) the value of the Company's Kindred Common Stock and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

Projected FFO for the years ended December 31, 2003 and 2004

                                        2003 Projected       2004 Projected
                                      -------------------   ------------------

Per diluted share:
Net income .........................    $1.14  -  $1.16      $1.08   -  $1.10
Adjustments:
  Depreciation on real estate
    assets .........................     0.52  -   0.52       0.47   -   0.47
  Realized loss on sale of real
    estate assets ..................     0.07  -   0.07         --   -     --
                                      --------   --------   --------  --------
FFO ................................     1.73  -   1.75       1.55   -   1.57

Adjustments:
  Reversal of contingent
    liability ......................   (0.25)  -  (0.25)        --   -     --
                                      --------   --------   --------  --------
Normalized FFO .....................    $1.48  -  $1.50      $1.55   -  $1.57
                                      ========   ========   ========  ========

     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers an appropriate measure of performance of an equity REIT and uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with accounting principles generally accepted in the United States ("GAAP")), as an indicator of the Company's financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Company's liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income presented in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.


                                    - END -